Exhibit 11.1

                      FEDERATED CAPITAL APPRECIATION FUND
                     a portfolio of Federated Equity Funds
                           Federated Investors Tower
                      Pittsburgh, Pennsylvania  15222-3779
                              Phone:  412-288-1900


                                October 18, 1995


The Trustees of
Federated Equity Funds
Federated Investors Tower
Pittsburgh, PA  15222-3779

Gentlemen:

          Federated Capital Appreciation Fund (the "Fund"), a portfolio of Federated Equity Funds (the "Trust"), proposes to issue shares of beneficial interest (such shares of beneficial interest being herein referred to as the "Shares") in connection with the acquisition of the assets of Federated Exchange Fund, Ltd., pursuant to the Agreement and Plan of Exchange dated October 10, 1995 (the "Agreement"), filed as an exhibit to the registration statement of the Trust filed on Form N-14 (Securities Act of 1933 No. to be assigned) under the Securities Act of 1933 as amended (the "N-14 Registration").

          As counsel, I have participated in the organization of the Trust, its registration under the Investment Company Act of 1940, as amended, the registration of its securities on Form N-1A under the Securities Act of 1933, and its N-14 Registration. I have examined and am familiar with the written Declaration of Trust dated April 17, 1984 (the "Declaration of Trust"), the


The Trustees of
Federated Equity Fund
October 18, 1995
Page 2
Bylaws of the Trust, the Agreement and such other documents and records deemed relevant. I have also reviewed questions of law and consulted with counsel thereon as deemed necessary or appropriate by me for the purposes of this opinion.

          Based upon the foregoing, it is my opinion that:

          1. The Trust is duly organized and validly existing pursuant to the Declaration of Trust.

          2. The Shares which are currently being registered by the N-14 Registration may be legally and validly issued in accordance with the provisions of the Agreement and the Declaration of Trust upon receipt of consideration sufficient to comply with the provisions of Article III, Section 3, of the Declaration of Trust and subject to compliance with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and applicable state laws regulating the sale of securities. Such Shares, when so issued, will be fully paid and non-assessable.

          I consent to your filing this opinion as an exhibit to the N-14 Registration referred to above and to any application or registration statement filed under the securities laws of any of the states of the United States.

                              Very truly yours,



                              By:/s/Robert C. Rosselot
                                   Robert C. Rosselot


The Trustees of
Federated Equity Fund
October 18, 1995
Page 3